Exhibit 11.1

               Wilsons The Leather Experts Inc. and Subsidiaries
                         Computation of Per Share Loss
                   (In Thousands, Except Per Share Amounts)

                                                                                             Thirteen             Twenty-six
                                                                                               Weeks                 Weeks
                                                                                               Ended                 Ended
                                                                                           August 2, 1997        August 2, 1997
                                                                                           --------------        --------------
Weighted average number of issued shares outstanding                                             8,928                 8,279

Effect of:
     1996 Stock Option Plan                                                                        102                   102
     Melville Warrant to purchase common stock                                                   1,269                 1,269
                                                                                           -----------           -----------

Weighted average shares outstanding                                                             10,299                 9,650
                                                                                           ===========           ===========

Net loss                                                                                   $   (12,581)          $   (19,844)
                                                                                           ===========           ===========

Net loss per common share                                                                  $     (1.22)          $     (2.06)
                                                                                           ===========           ===========